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                      DEED OF TRUST AND SECURITY AGREEMENT

                  THIS DEED OF TRUST AND SECURITY AGREEMENT (as amended from time to time, this "Deed of Trust") dated as of February __, 1996, between JACOR BROADCASTING OF COLORADO, INC. (the "Grantor"), a Colorado corporation, with a place of business at 201 East Fifth Street, Cincinnati, Ohio, and the Public Trustee in the County of Weld and the State of Colorado (the "Public Trustee").

                  WHEREAS, this Deed of Trust is made to secure and enforce the payment of up to Three Hundred Million Dollars ($300,000,000.00) for any of the following:

                  (a) the Guaranteed Debt of Grantor arising under or defined in that certain Subsidiary Guaranty (the "Guaranty") dated as of Febru-ary __, 1996, made by the Guarantors (as defined in the Guaranty) in favor of Beneficiary (as such term is hereinafter defined) and all extensions and renewals thereof and all further amendments thereto:

                  (b) all obligations of Grantor arising under or defined in that certain (i) Intercompany Acquisition Note and (ii) Intercompany Demand Note, each as defined in that certain Credit Agreement dated as of February __, 1996, (the "Credit Agreement") among Jacor Communications, Inc., an Ohio corporation, Banque Paribas, as Agent, and each of The First National Bank of Boston and Bank of America Illi-nois, as Co-Agents and all extensions and renewals thereof and all further amendments thereto. All capitalized terms not otherwise defined herein shall be defined as set forth in the Credit Agreement.


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                  (c) the repayment of all other sums, with interest thereon, as are advanced by Beneficiary in accordance with this Deed of Trust, including but not limited to such amounts as are required to pay Taxes (as hereinafter defined), insurance premiums for insurance required to be carried by Grantor hereunder, mechanic's or materialmen's liens with respect to labor, materials and/or supplies furnished or delivered to the Trust Property and all other liens or deeds of trust which are or might be prior to the lien of this Deed of Trust (other than Liens permitted under Section 6.17 of the Credit Agreement) (all indebtedness or covenants set forth in, and all obligations evidenced by, the Guaranty, this Deed of Trust, the Subsidiary Security Agreement, or any other instrument or agreement referred to in this recital are herein referred to, collectively, as the "Indebtedness");

                  NOW, THEREFORE, the Grantor does hereby grant, bargain, sell, convey, transfer, assign and set over to the Public Trustee the following: the real property situated in the City of Brighton, Weld County, Colorado (the "Premises"), described in detail in Exhibit A, which is attached hereto and incorporated herein and made a part of this document for all purposes, and all buildings, structures and improvements of every nature whatsoever now or hereafter located on such Premises (the "Improvements"):

                  TOGETHER WITH all right, title and interest of the Grantor in and to the following property, rights and interests (the Premises and the Improvements together with such property, rights and interests being hereinafter collectively called the "Trust Property"):



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                  (A) all machinery, equipment, fixtures and other property of every kind and nature whatsoever owned by the Grantor, or in which the Grantor has or shall have an interest, now or hereafter located upon the Trust Property, or appurtenances thereto, and usable in connection with the Trust Property (the "Equipment");

                  (B) all easements, rights-of-way, gores of land, streets, ways, alleys, passages, air rights, sewer rights, mineral and soil rights, water courses, water rights and powers and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Premises, the improvements or the Equipment, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or here- after acquired by the Grantor;

                  (C) to the extent permitted by and subject to the applicable law, all after-acquired property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Trust Property or any part thereof;

                  TO HAVE AND TO HOLD the Trust Property and all parts thereof, together with all rights, estates, powers and privileges appurtenant or incident thereto, unto the Public Trustee IN TRUST, for the benefit of Banque Paribas, (hereinafter referred to as the "Beneficiary," which term shall include all subsequent holders of the Guaranty) having its principal office and mailing address at 227 West Monroe Street, Suite 3300, Chicago, Illinois 60606, as Agent for the Banks, the Co-Agents and the Interest Rate Providers; provided that upon the occurrence of an Event of Default (as such term is hereinafter defined), the Beneficiary, at Beneficiary's option, may, as provided for herein, declare all of the Indebtedness



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to be immediately due and payable and may invoke any and all remedies provided herein or by applicable law.

                  PROVIDED FURTHER, HOWEVER, that if the Grantor shall keep, perform and observe all of the covenants, promises, provisions, terms and conditions in the Guaranty, in this Deed of Trust and in the other documents evidencing or otherwise constituting the Indebtedness to be kept, performed or observed by the Grantor, then this Deed of Trust and the grants, conveyances and assignments herein contained shall cease and be void and shall be released by the Beneficiary upon the written request and at the expense of the Grantor; otherwise to remain in full force and effect.

                  The Grantor further covenants and agrees with the Beneficiary as follows:


                                    ARTICLE I

                            Covenants of the Grantor

                  1.1 Performance of Deed of Trust and Security Agreement. The Grantor shall cause to be performed, observed and complied with all provisions hereof and of the Guaranty.

                  1.2 Title. Grantor is the lawful owner of the Trust Property; title to the Trust Property is vested in Grantor and is free, clear and unencumbered except for easements, agreements and restrictions of record; Grantor has good right and full power to convey and encumber the Trust Property and to execute this Deed of Trust; Grantor will make such further assurances of title as Beneficiary may require; and Grantor will warrant and defend the Trust Property against all claims and demands whatsoever.

                  1.3 Corporate Existence and Standing. Grantor is a corporation duly incorporated, validly existing and in good



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standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  1.4 Authorization and Validity. Grantor has the corporate power and authority and legal right to execute and deliver this Deed of Trust and to perform its obligations hereunder. The execution and delivery by Grantor of the Deed of Trust and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Deed of Trust constitutes the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  1.5 No Conflict; Government Consent. Grantor hereby makes the same representations and warranties to Beneficiary as to itself as are set forth in Section 5.3 of the Credit Agreement as to the Company and the Subsid- iaries.

                  1.6 Indebtedness. Grantor will promptly pay, or cause to be paid, the Indebtedness when due.

                  1.7 Taxes. Grantor will pay, or cause to be paid before they become delinquent:

                           (a)  All of the following (hereinafter
collectively called the "Taxes"): all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles.

                           (b)  On the first day of each month while
there exists any one or more Events of Default (as that term is defined



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below), a deposit with Beneficiary equal to one-twelfth of the annual charges, as estimated by Beneficiary, for the Taxes and premiums for insurance required under Section 1.11, below. Such amount shall be held by or on behalf of Beneficiary and shall be applied to pay such Taxes and premiums when the same become due. Beneficiary shall not be required to pay any interest or earnings on such sums. Grantor hereby pledges all such sums as additional collateral for the Indebtedness. If the amount held by Beneficiary is not sufficient to pay the Taxes and premiums when due, Grantor shall, promptly upon request of Beneficiary, pay to Beneficiary any amount necessary to make up such deficiency.

                           (c)  If Beneficiary is not establishing an
escrow for Taxes, then within 20 days after demand therefor, Grantor shall deliver to Beneficiary the original, or a photostatic copy, of the official receipt evidencing payment of Taxes or other proof of payment satisfactory to Beneficiary. Notwithstanding the provisions of Section 1.07(a), any tax or special assessment which is a lien on the Trust Property may be paid in installments provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

                  1.8 Compliance with Laws. Grantor will comply or cause compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject in accordance with
Section 6.7 of the Credit Agreement.

                  1.9 Condition of Trust Property. Grantor will do all things necessary to maintain, preserve, protect and keep the Trust Property in good repair, working order and condition in accordance with Section 6.8 of the Credit Agreement.

                  1.10 Improvements. Grantor will not remove or demolish, or suffer or permit others to remove or demolish, any im-



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provements installed or placed on the Trust Property (other than tenant improvements or other improvements minor in nature to Grantor's business operations) or, subject to the provisions of Section 3.8, cause or permit such improvements to be materially changed or altered without the prior written consent of Beneficiary not to be unreasonably withheld, as well as Beneficiary's prior written consent to the plans and specifications relating thereto, and Grantor will not institute or cause to be instituted any proceedings that could change the permitted use of the Trust Property from the use presently zoned.

                  1.11 Insurance. Grantor will maintain with financially sound and reputable insurance companies insurance on the Trust Property, including fixtures and all personal property owned by Grantor and used in the operation of the Trust Property, in accordance with Section 6.6 of the Credit Agreement, subject to the following terms and conditions:

                           (a) Such insurance shall contain a provision
requiring that the coverage evidenced thereby shall not be terminated or materially modified without 30 days' prior written notice to Beneficiary. If Grantor fails to carry any insurance required to be carried by Grantor under the terms of this Deed of Trust, Beneficiary, at its option, may procure and maintain such insurance and Grantor will promptly reimburse Beneficiary for any premiums paid by Beneficiary for such insurance. The originals or appropriate certificates of all policies of insurance required to be carried under this Deed of Trust, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Beneficiary of such payment, shall be delivered to Beneficiary concurrently with the execution and delivery hereof. Grantor shall deliver to Beneficiary a new policy (or certificate, in the case of insurance for which only certificates have been previously furnished) bearing such notation or accompanied by



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such other evidence as replacement for any expiring policy at least 30 days before the date of such expiration.

                           (b)  All policies of insurance required by
this Section 1.11 shall contain a lender's loss payee endorsement clause in favor of Beneficiary and a waiver of insurer's right of subrogation against funds paid under the lender's loss payee endorsement. In case of a loss payable under such insurance for damage to or destruction of the Trust Property, the right to adjust all claims under such insurance policies (jointly with Grantor), and the application of the proceeds of any such claim, are assigned to Beneficiary. Grantor hereby assigns to Beneficiary all amounts recoverable under any such policy. Except as may be otherwise provided in tenant leases approved by the Beneficiary, the amount collected by Beneficiary, at the option of Beneficiary, may be used in any one or more of the following ways: (i) applied to the payment of any sums then in default to Beneficiary hereunder; (ii) used to fulfill any of the covenants contained herein which Grantor has failed to fulfill, as Beneficiary may determine; (iii) unless the insurer denies liability to any insured, used to restore the Trust Property to a condition satisfactory to Beneficiary on such terms and conditions as Beneficiary may determine; (iv) released to Grantor; and (v) applied upon the Indebtedness if the Indebtedness is then matured. Provided that there is no continuing Event of Default hereunder, in the event of casualty causing less than $100,000 in damage, the insurance proceeds will be disbursed to Grantor for repair or restoration of the Trust Property. Beneficiary is hereby irrevocably appointed by Grantor as attorney-in-fact of Grantor to assign any policy in the event of the foreclosure of this Deed of Trust or other extinguishment of the Indebtedness, and Grantor shall have no right to reimbursement for premiums unearned at the time of any such assignment.



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                           (c)  In the event of a conflict between
any provisions of section 3.10 and the terms of the Subsidiary Security Agreement, as defined in the Credit Agreement, relating to insurance, the provision in the Subsidiary Security Agreement will control.

                  1.12 Sale, Transfer or Encumbrance. Except as otherwise permitted in the Credit Agreement, Grantor will not further mortgage, sell or convey, grant a deed of trust, pledge, grant a security interest in, execute a land contract or installment sales contract, or otherwise dispose of, further encumber or suffer the encumbrance of, whether by operation of law or otherwise, any or all of its interest in the Trust Property without Beneficiary's prior written consent.

                  1.13 Mechanics' Liens. Except as otherwise permitted in the Credit Agreement, Grantor will keep and maintain the Trust Property free from all liens of persons supplying labor and materials for the construction, modification, repair or maintenance of any building or improvements whether on the Trust Property or not.

                  1.14 Eminent Domain. All awards heretofore or hereafter made by any public or quasi-public authority by virtue of an exercise of the right of eminent domain by such authority, including any award for a taking of title, possession or right of access to a public way, or for any change of grade of streets affecting the Trust Property, are hereby assigned to Beneficiary and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award from the authorities making the same and to give proper receipts and acquittances therefor, and, at Beneficiary's election, may use such proceeds in any one or more of the following ways: (a) use the same or any part thereof to fulfill any of the covenants contained herein which Grantor has failed to fulfill, as Beneficiary may determine, (b) use the same or any part thereof to replace or




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restore the Trust Property to a condition satisfactory to Beneficiary, (c) apply the same against the Indebtedness if the Indebtedness is then matured, or (d) release the same to Grantor. Beneficiary will have the right to intervene and participate (jointly with Grantor) in any proceedings for and in connection with any such taking. Upon request of Beneficiary, Grantor will make, execute and deliver all assignments and other instruments sufficient for the purpose of assigning all such awards to Beneficiary free, clear and discharged of all encumbrances. Provided that there is no continuing Event of Default hereunder, in the event of a taking by condemnation or eminent domain resulting in an award of less than $100,000, the award will be disbursed to Grantor for restoration of the Trust Property (to the extent required for such restoration).

                  1.15 Unpaid Taxes. In the event that any governmental agency claims that any tax or other governmental charge or Tax is due, unpaid or payable by Grantor or Beneficiary upon the Indebtedness (other than income tax, franchise tax or similar tax on the interest or premium receivable by Beneficiary under the Credit Agreement) and including any recording tax, documentary stamps or other tax or imposition on the Notes or this Deed of Trust; Grantor forthwith will pay such tax in accordance with Sections 9.3 and
9.7 of the Credit Agreement and, within a reasonable time thereafter, deliver to Beneficiary satisfactory proof of payment thereof or if Grantor is contesting the same in good faith, Grantor will establish with the Beneficiary security in form, substance and amount reasonably acceptable to the Beneficiary for the payment thereof.

                  1.16 Environmental Matters. Grantor hereby makes the same representations and warranties to Mortgagee as to itself and the Trust Property as are set forth in Section 5.8 of the Credit Agreement as to the Company and the Subsidiaries and the property owned or leased by any of them, and



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Grantor hereby agrees to indemnify Mortgagee as to Environmental Claims in accordance with Section 9.7 of the Credit Agreement.

                  1.17  Assignment of Rents; Leases.

                           (a)  Assignment.  Grantor hereby transfers
and assigns to Beneficiary all present and future leases of any part of the Trust Property where the gross annual rental of such Trust Property equals or exceeds $50,000 (the "Leases"), all guarantees of any lessee's performance thereunder, and all rents, income, revenues and profits arising out of the Trust Property, all as further security for the payment of the Indebtedness. The rights assigned hereunder include but are not limited to all of Grantor's rights
(i) to make material modifications of the Leases; (ii) to terminate or to accept the surrender thereof; (iii) to waive or release the lessees from the observance or performance by the lessees of any material covenant or condition of the Leases; and (iv) to give any consent to any assignment of the Leases or any sublease of any part of the Trust Property.

                           (b)  Duties of Grantor.  Grantor will
observe and perform all covenants and conditions to be observed or performed by the lessor under the Leases and enforce the observance and performance of the Leases by the lessees. Grantor will not cancel, surrender, terminate, or materially alter, amend or modify any Leases, release any party liable thereunder or consent to the assignment of the interests of any lessees without the prior written consent of Beneficiary which consent will not be unreasonably withheld; and Beneficiary will be deemed to have consented to any such items if Beneficiary fails to object thereto within 5 days of receipt of a written request for Beneficiary's consent.

                           (c)  Rights of Beneficiary.  If Grantor
fails to observe or perform any covenant or condition to be observed or




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performed by Grantor under any of the Leases, Beneficiary, without obligation to do so and without releasing Mortgagor from its obligation to do so, may upon 10 days' prior written notice to Mortgagee perform such covenant or condition and, to the extent that Beneficiary incurs any costs or pays any monies in connection therewith, including any costs or expenses of litigation, the costs and expenses will be due on demand and will be included in the indebtedness secured hereby and will bear interest from the incurring or payment thereof at the rate equal to four percent (4%) per annum in excess of the Eurodollar Base Rate but not less than eighteen percent (18%) per annum and not more than the highest rate permitted by applicable law (the "Default Rate").

                           (d) Indemnification. Beneficiary will not be
obligated to perform or discharge any obligation or duty of Grantor under any of the Leases, and the acceptance of this Assignment does not constitute an assumption of any such obligation or duty. Beneficiary will not be deemed to have any responsibility for the control, care, management or repair of the Trust Property or any responsibility or liability for any negligence in the management, operation, upkeep, repair or control of the Trust Property resulting in loss, injury or death to any lessee, licensee, employee, stranger or other person. Grantor will indemnify and hold Beneficiary harmless against all liabilities, losses and damages that Beneficiary may incur under the Leases or under or by reason of this assignment except for Beneficiary's grossly negligent acts or liabilities, losses and damages arising out of Beneficiary's possession or control of the Trust Property.

                           (e) Rent. Provided that no Event of Default exists,
Grantor will have the right to collect all rents under any Lease, provided that upon the occurrence and continuance of an Event of Default, Beneficiary may take such actions with respect to the Leases and the rents, issues and profits



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(including the notification to lessees to make rent payments directly to
Beneficiary) from the Trust Property, as permitted by law or in equity, including, but not limited to, the remedies set forth in Article 3 below.

                           (f) Contracts. Grantor shall not enter into any
contract for the management of the Trust Property or appoint a rental agent for the Trust Property without the prior written consent of Beneficiary.

                  1.18 Security Agreement. This instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Trust Property which may be subject to a security interest pursuant to the applicable version of the Uniform Commercial Code, and Grantor hereby grants the Beneficiary a security interest in such items.

                           (a) Filings. Grantor agrees that this instrument, or
a reproduction thereof, may be filed in the real estate records or other appropriate index as a financing statement for any of the items specified above (including fixtures) as part of the Trust Property. Any reproduction of this instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. Grantor agrees to execute and deliver to the Beneficiary upon request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this instrument in such form as the Beneficiary may require to perfect a security interest with respect to said items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Beneficiary may require.


                           (b) Other Liens. Without the prior written consent of
Beneficiary, Grantor shall not create or suffer to be created



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any Lien in, of or on any of the property or assets of Mortgagor, except for
Liens permitted under Section 6.17 of the Credit Agreement and except for purchase money security interests in or leases of equipment. Grantor shall keep its books, records and documents concerning the Trust Property available for inspection in accordance with Section 6.9 of the Credit Agreement.

                           (c) Contracts. Grantor will observe and perform all
covenants and conditions to be performed by Grantor under any contracts which are included within the Trust Property, will enforce such contracts, will not materially modify such contracts, terminate such contracts or release parties thereto without consent of the Beneficiary and will not assign or encumber its interest therein. The assignment and grant of a security interest in the Trust Property does not constitute an assumption by the Beneficiary of an obligation or duty thereunder.

                           (d) Remedies. Upon the occurrence and continuance of
any Event of Default, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary's option, may also invoke the remedies provided in this instrument, the Loan Documents and under applicable law. In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Trust Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Uniform Commercial Code or of the remedies in this instrument. Taking possession of any of the Trust Property and the performance of the obligations of Grantor thereunder will not operate to cure or waive any Event of Default or prohibit the taking of any other action by Beneficiary under any instrument or at law or in equity to enforce the payment of the Indebtedness or to realize upon any other security or guarantee therefor. Beneficiary may, so far as Grantor can give authority therefor, enter upon




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any premises on which the Trust Property or the books and records relating to the Trust Property are located and take possession of and remove the same therefrom. Grantor waives all claims for damages by reason of any seizure, repossession, retention or sale of the Trust Property under the terms hereof. Any requirement of reasonable notice, if necessary, will be met if such notice is mailed, postage prepaid, to the address of Grantor shown in Section 4.02 below, at least 10 days before the time of the sale or other disposition of the Trust Property. The net proceeds arising from the disposition of the Trust Property, after deducting Beneficiary's expenses, will be applied to the Indebtedness in the order determined by Beneficiary. If any excess remains after the discharge of all for the Indebtedness and the payment of all such expenses, it will be paid to Grantor.

                           (e)  Conflicts.  In the event of any
conflict between this Section and the Subsidiary Security Agreement (as defined in the Credit Agreement) the provision in the Subsidiary Security Agreement shall control.

                                   ARTICLE II

                                    Defaults

                  2.1 Events of Default. The entire Indebtedness shall become due, at the option of the Beneficiary, if any one or more of the following events (each an "Event of Default") shall occur and be continuing beyond any applicable grace or notice period:

                           (a) Default (as defined therein) occurs under the
Credit Agreement or a default or Default (as defined therein) occurs under any other instrument now or hereafter securing the Indebtedness; or



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                           (b) The breach by Grantor of any covenant contained
in Article 1 herein or any representation or warranty made or deemed made by or on behalf of Grantor to Beneficiary in Article 1 herein is materially false on the date as of which it was made.

                                   ARTICLE III

                                    Remedies

                  3.1 Acceleration of Maturity/Foreclosure/ Receivers. At any time while there exists an Event of Default, Beneficiary shall have all rights and remedies provided at law or in equity or under this Deed of Trust, including the right to accelerate the maturity of the Indebtedness, the right to foreclose the lien of this Deed of Trust and the right to request the appointment of a receiver.

                  3.2 Waivers. The failure of Beneficiary to exercise either or both of its options to accelerate the maturity of the Indebtedness and to foreclose the lien hereof following any Event of Default, or to exercise any other option granted to Beneficiary of partial payments of such Indebtedness, shall neither constitute a waiver of any such Event of Default or of Beneficiary's options hereunder nor establish, extend or affect any grace period for payments due under the Notes, but such options shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Beneficiary, may, at Beneficiary's option, be rescinded by written acknowledgment to that effect by Beneficiary and shall not affect Beneficiary's right to accelerate maturity upon or after any future Event of Default.

                  3.3 Cost of Enforcement. The Beneficiary shall be entitled to and the Grantor will pay on demand all costs and expenses (including, without limitation, reasonable attorney's fees and expenses, title examination fees,



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appraisal fees, courts costs, receivers' fees and management expenses) incurred by or on behalf of the Beneficiary in analyzing, evaluating and enforcing its rights under this Deed of Trust and the Guaranty, or either of them, in any litigation to foreclose this Deed of Trust, or occasioned by an Event of Default or by any action or proceeding in which the Beneficiary is made a party by reason of the execution of this Deed of Trust and the Guaranty, or either of them, or in which in the sole discretion of the Beneficiary it becomes advisable or necessary to defend or uphold the rights of the Beneficiary under said instruments, or either of them to the extent such costs and expenses are permitted under applicable law (collectively, "Permitted Expenses"). The amount of the Permitted Expenses, together with interest thereon at a rate per annum equal to the Default Rate from the date incurred until paid by the Grantor, shall be immediately due and payable and be secured by this Deed of Trust, and all of the benefits of this Deed of Trust and the priority thereof shall extent and apply to the Indebtedness so secured.

                  3.4  Sale of the Trust Property; Deed of Trust
Effective as Mortgage.

                  Upon the occurrence of an Event of Default the Beneficiary may invoke any remedies permitted by applicable law. The Beneficiary or its designee may purchase the Trust Property at any sale.

                  The Public Trustee shall apply the proceeds of any foreclosure sale of the Trust Property, or any part thereof, in the following order of priority: (a) on account of all reasonable costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section
3.03 hereof; (b) all other items that, under the terms of this Deed of Trust, constitute secured indebtedness additional to the Indebtedness, with interest thereon at the Default Rate; (c) all principal




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and interest remaining unpaid under the Notes, in the order of priority specified by the Beneficiary in its sole discretion; and (d) the balance to Grantor or its successors or assigns, as its interests may appear.

                  3.5 Suits to Protect the Beneficiary's Interests. The Beneficiary shall have the power and authority in its name or in the name and on behalf of the Grantor to institute and maintain any suits and proceedings as the Beneficiary may deem advisable (a) to prevent any impairment of the Trust Property by acts which may be unlawful or any violation of this Deed of Trust,
(b) to preserve and protect its interest in the Trust Property and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the Beneficiary's interest herein.

                  3.6 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceedings affecting the Grantor or any guarantor, co-maker or endorser of any of the Grantor's obligations, its creditors or its property, the Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such case or proceedings for the entire Indebtedness at the date of the institution of such case or proceedings, and for any additional amounts which may become due and payable by the Grantor after such date.

                  3.7 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws, and Marshalling. The Grantor agrees to the full extent permitted by law that upon the existence of an Event of Default, neither the Grantor nor anyone claiming through or under it shall or will set up, claim



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or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, the benefit of such laws, and any and all rights to have the assets comprising the Trust Property marshalled upon any foreclosure hereof and agrees that the Beneficiary or any court having jurisdiction to foreclose such lien may sell the Trust Property in part or as an entirety.

                  3.8 Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Beneficiary by the Guaranty or this Deed of Trust or any other instrument or agreement executed in connection therewith or otherwise securing the Indebtedness is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any of such instruments or agreements, or now or hereafter existing at law, in equity or by statute.

                  3.9 Leases. The Beneficiary is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Property under leases recorded prior to the date hereof, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Grantor to be, a defense to any proceedings instituted by the Grantor to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Trust Property. Unless otherwise agreed by Beneficiary in writing, all leases and tenancies of the Trust Property executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Deed of Trust.

                  3.10 Deficiency. In case of a foreclosure sale of all or any part of the Trust Property and of the application of the proceeds thereof to the Indebtedness as provided herein, the Beneficiary shall be entitled to enforce payment from the Grantor of all amounts then remaining due and unpaid and to recover judgment against the Grantor for any portion thereof remaining unpaid (together with interest thereon).

                  3.11 Credit Bid. If the Beneficiary shall bid at any sale of the Trust Property by the Public Trustee or any other public officer, it shall have the right to credit upon the amount of its bid, to the extent necessary to satisfy such bid, the Indebtedness owing to it.

                                   ARTICLE IV

                            Miscellaneous Provisions

                  4.1 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the successors and assigns of such party shall be included and all covenants and agreements contained in this Deed of Trust, by or on behalf of the Grantor shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

                  4.2  Addresses for Notices, etc.

                           (a) Any notice, report, demand or other instrument
authorized or required to be given or furnished under this Deed of Trust to the Grantor or the Beneficiary shall be deemed given or furnished upon deposit in the United States mails, as registered or certified mail (return receipt requested), with proper postage prepaid and addressed to the party to be notified as follows:


                  The Beneficiary:                   Banque Paribas
                                                     227 West Monroe Street,
                                                     Suite 3300
                                                     Chicago, Illinois  60606
                                                     Attn:     Steve Heinen
                                                               Mark Radzik

                  with a copy to:                    Randall J. Rademaker, Esq.
                                                     Skadden, Arps, Slate,
                                                       Meagher & Flom
                                                     333 West Wacker Drive
                                                     Suite 2100
                                                     Chicago, Illinois  60606

                  The Grantor:                       Jacor Broadcasting
                                                       of Colorado, Inc.
                                                     c/o Jacor Communications,
                                                       Inc.
                                                     1300 PNC Center
                                                     201 East Fifth Street
                                                     Cincinnati, Ohio  45202
                                                     Attn:  R. Christopher Weber

                  with a copy to:                    Gerald F. O'Connell, Esq.
                                                     Graydon Head & Ritchey
                                                     P.O. Box 6464
                                                     Cincinnati, Ohio  45201

                           (b)  Either party may change the address
to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing ten (10) days' prior written notice of such change to the other party.

                  4.3 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust appear as a matter of convenience only, do not constitute a part of this Deed of Trust and shall not affect the construction hereof.

                  4.4 Provisions Subject to Applicable Laws; Invalid Provisions to Affect No Others. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable. In the event that any of the covenants, agreements, terms or provisions contained in the Guaranty or this Deed of Trust, or in any other instrument securing the obligations evidenced by the Guaranty, shall be deemed invalid, illegal or unenforce- able in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Guaranty or in any other instrument securing the obligations evidenced by the Guaranty shall be in no way affected, prejudiced or disturbed thereby.

                  4.5 Changes. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  4.6 Other Liens. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character whether vendor's materialmen's or mechanic's lien hereafter created on the Trust Property, and in the event the proceeds of the Indebtedness secured hereby as set forth herein are used to pay off and satisfy any liens heretofore existing on the Trust Property (other than Liens permitted under Section 6.7 of the Credit Agreement), then Grantee is, and shall be, subrogated to all of the rights, liens and remedies of the holders of the lien so satisfied.

                  4.7 Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to consti- tute but one and the same instrument.

                  4.8 Governing Law. This Deed of Trust shall be construed, interpreted, enforced and governed by and in accordance with the law of the State of Illinois. Notwithstanding the foregoing, the internal laws of the state of Colorado shall govern the lien priority and validity of this Deed of Trust and procedures with respect to the foreclosure thereof.

                  4.9 FCC Consents. Notwithstanding anything to the contrary contained herein or any other agreement, instrument or document executed by one or more of the Grantor and other parties and delivered to the Beneficiary, the Beneficiary will not take, or cause to be taken, any action pursuant to the Deed of Trust, which would constitute or result in any assignment of license or any change of control of the Grantor, if such assignment of license or change of control would require, under then existing law, the prior approval of the Federal Communications Commission ("FCC") without first obtaining such prior approval of the FCC. The Grantor agrees to take any action which the Beneficiary may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Beneficiary to exercise and enjoy the full rights and benefits granted to the holder of the Indebtedness by this Deed of Trust, and each other agreement, instrument and document delivered to the Beneficiary in connection therewith, including specifically, at the cost and expense of the Grantor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Deed of Trust for which such approval is or shall be required by law and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or sales of all or any part of the Trust Property by or on behalf of the Beneficiary, or (b) any assumption by the Beneficiary of voting or management rights with respect to all or any part of the Trust Property effected in accordance with the terms of this Deed of Trust.

                  4.10 Waiver. The right to plead any and all statutes of limitations as a defense to any demand secured by this Deed of Trust is hereby waived to the full extent permissible by law.

                  4.11 Receipt of Copy Acknowledged. The Beneficiary hereby acknowledges that it has received a true copy of this instrument.

                  IN WITNESS WHEREOF, this Deed of Trust is executed by the Grantor.

ATTEST:                                       JACOR BROADCASTING OF
                                                COLORADO, INC., a
                                                  Colorado corporation





                                       By
------------------------                 ------------------------
Print name:                              Name:
                                         Title:


[CORPORATE SEAL]

STATE OF                                )
        --------------------------------)
COUNTY OF                               )
        --------------------------------


                  The foregoing instrument was acknowledged before me this day of February, 1996, by ___________, as ___________, and by___________ , as
____________ of Jacor Broadcasting of Colorado, Inc., a Colorado

corporation.

                  Witness my hand and official seal.

                  My commission expires:

                                            --------------------------------
                                            Notary Public
                                            [Notary seal and stamp affixed]

                        This instrument was prepared by:
                          Alexandra V. Bergstein, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                                   Suite 2100
                              333 West Wacker Drive
                             Chicago, Illinois 60606

                                    Exhibit A

The SW 1/4 of the NW 1/4 of Section 31, Township 1 North, Range 67 West of the 6th P.M.